Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholder of CII Financial, Inc.
Las Vegas, Nevada


     We consent to the use in this Registration Statement of CII Financial, Inc. (the "Company") on Form S-4 of our report dated December 21, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Summary Historical Financial and Other Data of CII Financial", "Selected Financial and Other Data" and "Experts" in such Prospectus.


/s/DELOITTE & TOUCHE LLP
Las Vegas, Nevada
December 21, 2000